UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 3, 2005 (July 28, 2005)

ACTION PERFORMANCE
COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Arizona	0-21630	86-0704792

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1480 South Hohokam Drive, Tempe, Arizona	85281

(Address of Principal Executive Office)	(Zip Code)
(602) 337-3700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities
     On August 2, 2005, Action Performance announced its decision to divest its McArthur Towel business. On July 28, 2005 the Board of Directors ratified management’s restructuring plan with respect to McArthur Towel. The Company is currently in negotiations to sell the McArthur Towel business and based on the current status of these negotiations, anticipates completing the sale in the fourth quarter of fiscal 2005. In connection with management’s decision and the anticipated sale of the division, the Company recorded in the third quarter an after-tax net loss of $1.7 million. This charge will be reflected as a component of discontinued operations. The Company expects that any future cash charges associated with the sale of the McArthur Towel business will be immaterial.
     Also on August 2, 2005, Action Performance announced its decision to discontinue its Jeff Hamilton apparel business and Castaway collectible business. On July 28, 2005 the Board of Directors ratified management’s restructuring plan with respect to these businesses. In connection with this plan, the Company recorded in the third fiscal quarter an after-tax net charge of $4.3 million, primarily related to the write-down of the businesses’ remaining assets. These charges will be reflected as a component of discontinued operations. The Company expects that most of the inventory relating to these businesses will be sold by the end of the fourth quarter of fiscal 2005 and that any future cash charges associated with the inventory will be immaterial.
     The actions described above are part of the Company’s ongoing restructuring effort to realign its distribution model and exit lines of business that were either unprofitable or only marginally profitable.
     This Form 8-K contains forward-looking statements, including statements regarding the Company’s divesture of its McArthur Towel, Jeff Hamilton and Castaway Collectibles businesses. The Company’s actual results could differ materially from those set forth in these forward-looking statements. Factors that might cause such differences include, among others, the ability of the Company to successfully execute its divesture plan, the Company’s ability to successfully execute its agreements with other parties, general economic conditions, and other risks discussed in the Company’s Form 10-K, dated September 30, 2004, under the caption “Business-Risk Factors” and in Exhibit 99.1 to the Company’s Form 10-Q dated March 31, 2005, each of which is on file with the U.S. Securities and Exchange Commission. In addition, the ability of the company to successfully complete the proposed sale of its McArthur Towel business is subject to various risks, many of which are outside of our control, including the successful negotiation of a mutually satisfactory definitive agreement and customary conditions to the closing of the sale.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 3, 2005

ACTION PERFORMANCE COMPANIES, INC.
/s/ David M. Riddiford
By: David M. Riddiford
Chief Financial Officer, Secretary and Treasurer

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